Exhibit 3.4
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
BEFORE PAYMENT OF CAPITAL
OF
NEW DURA, INC.
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Adopted in accordance with the provisions of §241(b) the
General Corporation Law of the State of Delaware
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          The undersigned, being the President of New Dura, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:
     FIRST: The Board of Directors of the Corporation adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the “Amendment”) and directed that the Amendment be submitted to the sole holder of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon for its consideration and approval:
          RESOLVED, that the Certificate of Incorporation of the Corporation be, and hereby is, amended in accordance with §241(b) of the General Corporation Law of the State of Delaware by deleting ARTICLE ONE thereof in its entirety and substituting therefor ARTICLE ONE as set forth below:
ARTICLE ONE
               “The name of the corporation is Dura Automotive Systems, Inc.”
     SECOND: The Corporation has not received payment for any of its stock.
     THIRD: The Amendment was duly adopted in accordance with §241(b) of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation.
     FOURTH: The Amendment shall become effective at 12:02 a.m., Eastern Time, on June 25, 2008.
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          IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation Before Payment of Capital of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 24th day of June, 2008.

New Dura, Inc.
a Delaware corporation

By:	/s/ Lawrence A. Denton

	Name:	Lawrence A. Denton
	Title:	President
Signature Page to Certificate of Amendment changing name — New Dura, Inc.